UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2010

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California                0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

National Tax Credit Investors II, a California limited partnership (the “Partnership”), held a 99% limited partnership interest in each of Norwalk Park Apartments, Limited Partnership, an Iowa limited partnership (“Norwalk”), Columbus Junction Park, Limited Partnership, an Iowa limited partnership (“Columbus Junction Park”) and Grimes Park Apartments, Limited Partnership, an Iowa limited partnership (“Grimes Park”).  On January 22, 2010, the Partnership sold its limited partnership interests in Norwalk, Columbus Junction Park and Grimes Park to a third party, Ted Oswald, and received net proceeds of approximately $23,000.  The Partnership’s investment balances in Norwalk, Columbus Junction Park and Grimes Park were zero at December 31, 2008 and September 30, 2009.

In accordance with the terms of the Partnership’s partnership agreement, the Partnership’s general partner has evaluated the cash requirements of the Partnership and determined that the net sales proceeds will be held in the Partnership’s reserves.  It is not anticipated that any distribution to the Partnership’s partners will be made from the sale of the Partnership’s interests in Norwalk, Columbus Junction Park and Grimes Park.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

  Date: January 28, 2010